UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by Registrant  [X]

Filed by a Party other than the Registrant  [    ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material pursuant to Rule 14a-12

STRATEGIC STORAGE TRUST, INC.

(Name of Registrant as Specified in Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

[ ]	Fee paid previously with preliminary materials.
[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form of Schedule and the date of its filing.

(1) Amount previously paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing party:

(4) Date filed:

STRATEGIC STORAGE TRUST, INC.

111 Corporate Drive, Suite 120

Ladera Ranch, California 92694

PROXY STATEMENT AND NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held June 10, 2013

To the Stockholders of Strategic Storage Trust, Inc.:

I am pleased to invite you to the annual meeting of stockholders of Strategic Storage Trust, Inc. The annual meeting will be held on June 10, 2013 at 10:00 A.M. (PDT), at the offices of Strategic Storage Trust, Inc., 111 Corporate Drive, Suite 120, Ladera Ranch, California 92694, for the following purposes:

1.	to elect three directors, each for a term of one year; and
2.	to ratify the appointment of CohnReznick LLP as our independent registered public accounting firm for the year ending December 31, 2013.

Our board of directors has fixed March 31, 2013 as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting or any adjournment thereof. Only record holders of common stock at the close of business on the record date are entitled to notice of and to vote at the annual meeting.

For further information regarding the matters to be acted upon at the annual meeting, I urge you to carefully read the accompanying proxy statement. If you have questions about these proposals or would like additional copies of the proxy statement, please contact Paula Mathews, our Executive Vice President and Assistant Secretary, via mail at 111 Corporate Drive, Suite 120, Ladera Ranch, California 92694 or via telephone at (877) 327-3485.

Whether you own a few or many shares and whether you plan to attend in person or not, it is important that your shares be voted on matters that come before the annual meeting. None of our stockholders own more than 10% of our outstanding shares, so every stockholder’s vote is important to us. To make voting easier for you, you may vote your shares by proxy in one of three ways: (1) by marking your votes on the enclosed proxy card, signing and dating it, and mailing it in the envelope provided; (2) by completing a proxy card at www.eproxy.com/ssti; or (3) by telephone at 1-866-977-7699. If you sign and return your proxy card without specifying your choices, it will be understood that you wish to have your shares voted in accordance with the recommendations of our board of directors.

You are cordially invited to attend the annual meeting. Your vote is very important. Please vote by proxy using one of the three prescribed methods.

By Order of the Board of Directors,

/s/ H. Michael Schwartz
H. Michael Schwartz
Chairman of the Board of Directors,
President and Chief Executive Officer

Ladera Ranch, California

April 22, 2013

STRATEGIC STORAGE TRUST, INC.

111 Corporate Drive, Suite 120

Ladera Ranch, California 92694

PROXY STATEMENT

Introduction

The accompanying proxy, mailed together with this proxy statement, is solicited by and on behalf of the board of directors of Strategic Storage Trust, Inc. (which we refer to in this proxy statement as the “Company”) for use at the annual meeting of our stockholders and at any adjournment or postponement thereof. References in this proxy statement to “we,” “us,” “our” or like terms also refer to the Company. The mailing address of our principal executive offices is 111 Corporate Drive, Suite 120, Ladera Ranch, California 92694. We expect to mail this proxy statement and the accompanying proxy to our stockholders on or about April 22, 2013. Our 2012 Annual Report to Stockholders will be mailed on the same date.

QUESTIONS AND ANSWERS

Q:	When and where will the annual meeting be held?

A:	Our 2013 annual meeting of stockholders will be held on June 10, 2013 at 10:00 A.M. (PDT). The meeting will be held at the Company’s offices at 111 Corporate Drive, Suite 120, Ladera Ranch, California 92694.

Q:	What is the purpose of the meeting?

A:	At the meeting, you will be asked to:

—	elect three directors for one-year terms expiring in 2014;
—	ratify the appointment of CohnReznick LLP (“CohnReznick”) as our independent registered public accounting firm; and
—	conduct such other business as may properly come before the annual meeting or any adjournment thereof.

Our board of directors is not aware of any matters that may be acted upon at the meeting other than the matters set forth in the first two bullet points listed above.

Q:	Who can vote at the meeting?

A:	Stockholders of record on March 31, 2013, or the record date, are entitled to receive notice of the annual meeting and to vote the shares of common stock that they hold on that date. As of the record date, we had 47,330,061 shares of common stock issued, outstanding and eligible to vote.

Q:	How many votes do I have?

A:	Each outstanding share of common stock entitles its holder to cast one vote with respect to each matter to be voted upon at the annual meeting.

Q:	How can I vote?

A:	You may vote in person at the meeting or by proxy. Stockholders have the following three options for submitting their votes by proxy:

—	via mail, by completing, signing, dating and returning your proxy card in the enclosed envelope;
—	via the Internet at www.eproxy.com/ssti; or
—	via telephone at 1-866-977-7699.

Regardless of whether you plan to attend the annual meeting, we encourage you to vote by proxy in accordance with one of the methods described above. None of our stockholders own more than 10% of our outstanding shares, so every stockholder’s vote is important to us. If you vote by proxy, you may still attend the annual meeting and vote in person. If you do so, any previous votes that you submitted, whether by mail, the Internet or telephone, will be superseded by the vote that you cast at the annual meeting.

Q:	How will my proxy be voted?

A:	Shares represented by valid proxies will be voted in accordance with the directions given on the relevant proxy card. If a proxy card is signed and returned without any directions given, the individuals named on the card as proxy holders will vote in accordance with the recommendations of our board of directors as to (1) the election of directors and (2) the ratification of the appointment of CohnReznick as our independent registered public accounting firm.

If other matters requiring the vote of our stockholders come before the meeting, it is the intention of the persons named in the proxy card to vote the proxies held by them in accordance with their best judgment in such matters.

Q:	What are the board of directors’ voting recommendations?

A:	Our board of directors recommends that you vote:

—	“FOR ALL” of the nominees to our board of directors; and

—	“FOR” the ratification of CohnReznick as our independent registered public accounting firm.

Q:	How can I change my vote or revoke my proxy?

A:	You have the unconditional right to revoke your proxy at any time prior to the voting thereof by submitting a later-dated proxy (via mail, the Internet or telephone), by attending the annual meeting and voting in person or by written notice addressed to: Strategic Storage Trust, Inc., Attention: Paula Mathews, 111 Corporate Drive, Suite 120, Ladera Ranch, California 92694.

To be effective, a proxy revocation must be received by us at or prior to the annual meeting.

Q:	What vote is required to approve each proposal?

A:	Election of Directors. Each director is elected by the affirmative vote of stockholders holding a majority of shares entitled to vote who are present in person or by proxy at the annual meeting, if a quorum is present. Votes are cast either in person or by proxy. There is no cumulative voting in the election of our directors. Any shares not voted (whether by abstention, broker non-vote, or otherwise) have no impact on the vote.

Ratification of Appointment of Independent Accounting Firm. The appointment of CohnReznick as our independent registered public accounting firm is ratified by the affirmative vote of a majority of votes cast on the proposal at the annual meeting, if a quorum is present. Votes are cast either in person or by proxy. Any shares not voted (whether by abstention, broker non-vote, or otherwise) have no impact on the vote. In the event this matter is not ratified by our stockholders, the Audit Committee will reconsider whether or not to retain our independent registered public accounting firm at its next scheduled meeting.

Q:	What constitutes a “quorum”?

A:	The presence at the annual meeting, in person or represented by proxy, of stockholders entitled to cast fifty percent (50%) of all the votes entitled to be cast at the meeting constitutes a quorum. Abstentions and broker non-votes will be counted as present for the purpose of establishing a quorum; however, abstentions and broker non-votes will not be counted as votes cast.

Q:	Who will bear the costs of soliciting votes for the meeting?

A:	We will bear the entire cost of the solicitation of proxies from our stockholders. We have retained Boston Financial Data Services, Inc. to assist us in connection with the solicitation of proxies for the annual meeting. Boston Financial Data Services, Inc. will be paid fees of approximately $70,000, plus out-of-pocket expenses, for its basic solicitation services, which include review of proxy materials, dissemination of broker search cards, distribution of proxy materials, solicitation of brokers, banks, and institutional holders, and delivery of executed proxies. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors and officers who will not receive any additional compensation for such solicitation activities. We also expect to incur approximately $45,000 in expenses related to printing of these proxy materials and our annual report. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy solicitation materials to our stockholders.

Q:	What if I receive only one set of proxy materials although there are multiple stockholders at my address?

A:

The SEC has adopted a rule concerning the delivery of documents filed by us with the SEC, including proxy statements and annual reports to stockholders, which allows us to send a single annual report or proxy statement to any household at which two or more stockholders reside if they share the same last name or we reasonably believe they are members of the same family. This procedure is referred to as “householding.” This rule benefits both you and us. It reduces the volume of duplicate information received at your household and helps us reduce expenses.

Each stockholder subject to householding will continue to receive a separate proxy card or voting instruction card.

We will promptly deliver, upon written or oral request, a separate copy of our annual report or proxy statement, as applicable, to a stockholder at a shared address to which a single copy was previously delivered. If you received a single set of disclosure documents this year, but you would prefer to receive your own copy, you may direct requests for separate copies to Strategic Storage Trust, Inc., Attention: Paula Mathews, 111 Corporate Drive, Suite 120, Ladera Ranch, California 92694 or call us at (877) 327-3485. Also, if your household currently receives multiple copies of disclosure documents and you would like to receive just one set, please contact us at the same address and phone number.

Q:	How do I submit a stockholder proposal for next year’s annual meeting or proxy materials, and what is the deadline for submitting a proposal?

A:	In order for a stockholder proposal to be properly submitted for presentation at our 2014 annual meeting, we must receive written notice of the proposal at our executive offices during the period beginning on December 23, 2013 and ending January 22, 2014. If you wish to present a proposal for inclusion in the proxy materials for next year’s annual meeting, we must receive written notice of your proposal at our executive offices no later than December 23, 2013. All proposals must contain the information specified in, and otherwise comply with, our bylaws. Proposals should be sent via registered, certified or express mail to: Strategic Storage Trust, Inc., Attention: Paula Mathews, 111 Corporate Drive, Suite 120, Ladera Ranch, California 92694. For additional information, see the “Stockholder Proposals” section in this proxy statement.

CERTAIN INFORMATION ABOUT MANAGEMENT

Board of Directors

General

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. Our board of directors is responsible for the management and control of our affairs. Our board of directors consists of H. Michael Schwartz, our Chief Executive Officer, President and Chairman of our board of directors, and two independent directors, Harold “Skip” Perry and Timothy S. Morris, each of whom have been nominated by our board of directors for re-election to serve until our 2014 annual meeting of stockholders or until his successor is elected and qualified. For more detailed information on our directors, see the “Executive Officers and Directors” section below. Our board of directors has formed the following three committees: the Audit Committee, the Nominating and Corporate Governance Committee and the Compensation Committee.

Leadership Structure

H. Michael Schwartz serves as the Chairman of our board of directors, as well as our President and Chief Executive Officer. Our board of directors periodically monitors the potential benefits and consequences of splitting the roles of Chairman and principal executive officer, but has determined that, as of the time of this filing, it is appropriate and in our best interest for such roles to remain vested in one person due to our current size, the size of our board of directors and the participation of our two independent directors in the oversight of our operations and strategy. Our board of directors does not have a lead independent director, as we believe that the current size of our board of directors permits both of our independent directors to actively participate in this oversight role. As we grow in size, our board of directors will continue to evaluate the appropriateness of splitting the roles of Chairman and principal executive officer and creating a lead independent director position.

Meetings of our Board of Directors

During 2012, our board of directors held 12 meetings, and each of our three directors attended all 12 meetings.

Director Independence

While our shares are not listed for trading on any national securities exchange, as required by our charter, a majority of the members of our board of directors and each committee of our board of directors are “independent” as determined by our board of directors by applying the definition of “independent” adopted by the New York Stock Exchange (NYSE), consistent with the North American Securities Administrators Association’s Statement of Policy Regarding Real Estate Investment Trusts and applicable rules and regulations of the SEC. Our board of directors has determined that Messrs. Perry and Morris both meet the relevant definition of “independent.”

Stockholder Communications with Directors

We have established several means for stockholders to communicate concerns to our board of directors. If the concern relates to our financial statements, accounting practices or internal controls, the concerns should be submitted in writing to the Chairman of the Audit Committee of our board of directors in care of our Secretary at our headquarters address. If the concern relates to our governance practices, business ethics or corporate conduct, the concern should be submitted in writing to the Chairman of the Nominating and Corporate Governance Committee of our board of directors in care of our Secretary at our headquarters address. If a stockholder is uncertain as to which category his or her concern relates, he or she may communicate it to any one of the independent directors in care of our Secretary. All concerns submitted in care of our Secretary will be delivered to the appropriate independent director based upon our Secretary’s determination.

Though we have no formal policy on the matter, we encourage all of the members of our board of directors to attend our annual meeting of stockholders. All of our directors attended our 2012 annual meeting.

Risk Management Role

As part of its oversight role, our board of directors actively supervises the members of our management that are directly responsible for our day-to-day risk management, including our Chief Financial Officer and Treasurer. The Board’s risk management role has no impact on its leadership structure. The Audit Committee of our board of directors, which consists of our two independent directors, annually reviews with management our policies with respect to risk assessment and risk management, particularly in the areas of insurance, regulatory compliance, financial risk management, investments and due diligence, and capital flow.

Code of Ethics

Our board of directors adopted a Code of Ethics and Business Conduct on May 20, 2008 (the “Code of Ethics”), which contains general guidelines applicable to our executive officers, including our principal executive officer, principal financial officer and principal accounting officer, our directors and employees and officers of our advisor, Strategic Storage Advisor, LLC (“Advisor”), and its affiliates who perform material functions for us. We adopted our Code of Ethics with the purpose of promoting the following: (1) honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; (2) full, fair, accurate, timely and understandable disclosure in reports and documents that we file with or submit to the SEC and in other public communications made by us; (3) compliance with applicable laws and governmental rules and regulations; (4) the prompt internal reporting of violations of the Code of Ethics to our Code of Ethics Compliance Officer; and (5) accountability for adherence to the Code of Ethics. A copy of the Code of Ethics is available on our website at www.strategicstoragetrust.com.

Audit Committee

General

Our board of directors adopted a charter for the Audit Committee on May 12, 2008 (the “Audit Committee Charter”), a copy of which was included in our 2012 proxy statement. The Audit Committee assists our board of directors by: (1) selecting an independent registered public accounting firm to audit our annual financial statements; (2) reviewing with the independent registered public accounting firm the plans and results of the audit engagement; (3) approving the audit and non-audit services provided by the independent registered public accounting firm; (4) reviewing the independence of the independent registered public accounting firm; and (5) considering the range of audit and non-audit fees and reviewing the adequacy of our internal accounting controls. The Audit Committee fulfills these responsibilities primarily by carrying out the activities enumerated in the Audit Committee Charter and in accordance with current laws, rules and regulations.

The members of the Audit Committee are our two independent directors, Harold “Skip” Perry and Timothy S. Morris, with Mr. Perry serving as Chairman of the Audit Committee. The Audit

Committee held five meetings during 2012, and Messrs. Perry and Morris attended all five meetings. Our board of directors has determined that Mr. Perry satisfies the requirements for an “audit committee financial expert” and has designated Mr. Perry as the Audit Committee financial expert in accordance with applicable SEC rules.

Relationship with Principal Auditor

Overview

Reznick Group, P.C. (“Reznick”), the predecessor of CohnReznick, our independent registered public accounting firm, entered into a business combination with J.H. Cohn, LLP (“Cohn”). In connection with the business combination, Cohn legally changed its name to CohnReznick LLP and continues to be registered with the Public Company Accounting Oversight Board. On November 9, 2012, Reznick, who had served as our independent auditor since our formation, resigned as our independent registered public accounting firm. The Audit Committee of our Board of Directors appointed CohnReznick as our independent registered public accounting firm effective November 9, 2012. During the year ended December 31, 2012, Reznick, and effective November 9, 2012, CohnReznick, served as our independent auditor and provided certain tax and other services.

Reznick’s report on our financial statements for the fiscal year ended December 31, 2011 did not contain any adverse opinions or disclaimers of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles.

During the two fiscal years ended December 31, 2012 and 2011, there were (i) no disagreements (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between us and Reznick on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Reznick would have caused Reznick to make reference thereto in its reports on our financial statements for such years, and (ii) no “reportable events” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

During the two fiscal years ended December 31, 2012 and 2011, neither we, nor anyone on our behalf, consulted Cohn regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered with respect to our financial statements, and no written report or oral advice was provided to us by Cohn that was an important factor considered by us in reaching a decision as to any accounting, auditing or financial reporting issues; or (ii) any matter that was the subject of a disagreement (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

The Audit Committee currently anticipates that it will engage CohnReznick as our independent auditor to audit our financial statements for the year ending December 31, 2013, subject to agreeing on fee estimates for the audit work. The Audit Committee reserves the right, however, to select a new auditor at any time in the future in its discretion if it deems such decision to be in the best interests of the Company and its stockholders. Any such decision would be disclosed to the stockholders in accordance with applicable securities laws.

A representative of CohnReznick is expected to be present at the annual meeting and will have an opportunity to make a statement if he so desires. The representative also will be available to respond to appropriate questions from the stockholders.

Pre-Approval Policies

The Audit Committee Charter imposes a duty on the Audit Committee to pre-approve all auditing services performed for the Company by our independent auditor, as well as all permitted non-audit services (including the fees and terms thereof) in order to ensure that the provision of such services does not impair the auditor’s independence. In determining whether or not to pre-approve services, the Audit Committee considers whether the service is permissible under applicable SEC rules. The Audit Committee may, in its discretion, delegate one or more of its members the authority to pre-approve any services to be performed by our independent auditor, provided such pre-approval is presented to the full Audit Committee at its next scheduled meeting.

All services rendered by Reznick and CohnReznick in the year ended December 31, 2012 were pre-approved in accordance with the policies set forth above.

Fees Paid to Principal Auditor

The Audit Committee reviewed the audit and non-audit services performed by Reznick and CohnReznick, as well as the fees charged by Reznick and CohnReznick for such services. In its review of the non-audit service fees, the Audit Committee considered whether the provision of such services is compatible with maintaining the independence of Reznick and CohnReznick. The aggregate fees billed to us for professional accounting services provided by Reznick and CohnReznick, including the audits of our annual financial statements, for the years ended December 31, 2012 and 2011, respectively, are set forth in the table below.

	2012(1)	2011
Audit Fees	$234,040	$ 234,500
Audit-Related Fees	48,338	68,800
Tax Fees	168,928	121,400
All Other Fees	-	-
Total	$451,306	$ 424,700

(1) As discussed above, effective November 9, 2012 Reznick resigned as our independent registered public accounting firm, and the Audit Committee of our Board of Directors appointed CohnReznick as our independent registered public accounting firm. Accordingly, the fees in this column represent fees billed to us for professional accounting services performed by Reznick until November 9, 2012 and by CohnReznick from November 9, 2012 through December 31, 2012, but such services were performed by essentially the same audit team throughout 2012.

For purposes of the preceding table, the professional fees are classified as follows:

—

Audit Fees – These are fees for professional services performed for the audit of our annual financial statements and the required review of our quarterly financial statements and other procedures performed by the independent auditors to be able to form an opinion on our consolidated financial statements. These fees also cover services that are normally provided by independent auditors in connection with statutory and regulatory filings or engagements, and services that generally only an independent auditor reasonably can provide, such as services associated with filing registration statements, periodic reports and other filings with the SEC.

—

Audit-Related Fees – These are fees for assurance and related services that traditionally are performed by an independent auditor, such as due diligence related to acquisitions and dispositions, audits related to acquisitions, attestation services that are not required by statute or regulation, internal control reviews and consultation concerning financial accounting and reporting standards.

—

Tax Fees – These are fees for all professional services performed by professional staff in our independent auditor’s tax division, except those services related to the audit of our financial statements. These include fees for tax compliance, tax planning and tax advice, including federal, state and local issues. Such services may also include assistance with tax audits and appeals before the IRS and similar state and local agencies, as well as federal, state and local tax issues related to due diligence.

—	All Other Fees – These are fees for other permissible work performed that do not meet one of the above-described categories, including assistance with internal audit plans and risk assessments.

Audit Committee Report

Pursuant to the Audit Committee Charter adopted by the board of directors of the Company, the Audit Committee’s primary function is to assist the board of directors in fulfilling its oversight responsibilities by overseeing the independent auditors, the audit and financial reporting process and the system of internal control over financial reporting that management has established and by reviewing the financial information to be provided to the Company’s stockholders and others. The Audit Committee is composed of two independent directors and met five times during the year ended December 31, 2012. Management of the Company has the primary responsibility for the financial statements and the reporting process, including the system of internal control over financial reporting. Membership on the Audit Committee does not call for the professional training and technical skills generally associated with career professionals in the field of accounting and auditing. In addition, the independent auditors devote more time and have access to more information than does the Audit Committee. Accordingly, the Audit Committee’s role does not provide any special assurances with regard to the financial statements of the Company, nor does it involve a professional evaluation of the quality of the audits performed by the independent auditors.

In this context, in fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements for the year ended December 31, 2012 in the Company’s Annual Report on Form 10-K with management, including a discussion of the quality and acceptability of the financial reporting and controls of the Company, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

The Audit Committee discussed with the Company’s independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles, their judgments as to the quality and acceptability of the financial and such other matters as are required to be discussed with the Audit Committee under Statement on Auditing Standards No. 61 as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board (PCAOB) in Rule 3200T. The Audit Committee also received the written disclosures and the letter from the Company’s independent auditor required by applicable requirements of the PCAOB regarding the independent auditor’s communications with the Audit Committee concerning independence, and has discussed with the independent auditor the independent auditor’s independence. In addition, the Audit Committee considered the compatibility of non-audit services provided by the independent auditors with the auditors’ independence.

The Audit Committee discussed with the independent auditors the overall scope and plans for their audit. The Audit Committee meets periodically with the independent auditors, with and without management present, to discuss the results of their examinations and the overall quality of the financial reporting of the Company.

In reliance on these reviews and discussions, the Audit Committee recommended to our board of directors that the audited financial statements of the Company be included in its Annual Report on Form 10-K for the year ended December 31, 2012 for filing with the SEC. Our board of directors subsequently accepted the Audit Committee’s recommendation and approved the Annual Report on Form 10-K for the year ended December 31, 2012 for filing with the SEC.

Harold “Skip” Perry (Chairman)
Timothy S. Morris

March 19, 2013

The preceding Audit Committee Report to stockholders is not “soliciting material” and is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Nominating and Corporate Governance Committee

General

Our board of directors ratified the Nominating and Corporate Governance Committee’s adoption of its charter on May 20, 2008 (the “Nominating and Corporate Governance Committee Charter”), a copy of which was included in our 2012 proxy statement. The Nominating and Corporate Governance Committee’s primary focus is to assist our board of directors in fulfilling its responsibilities with respect to director nominations, corporate governance, board of directors and committee evaluations and conflict resolutions. The Nominating and Corporate Governance Committee assists our board of directors in this regard by: (1) identifying individuals qualified to serve on our board of directors, consistent with criteria approved by our board of directors, and recommending that our board of directors select a slate of director nominees for election by our stockholders at the annual meeting of our stockholders; (2) developing and implementing the process necessary to identify prospective members of our board of directors; (3) determining the advisability of retaining any search firm or consultant to assist in the identification and evaluation of candidates for membership on our board of directors; (4) overseeing an annual evaluation of our board of directors, each of the committees of our board of directors and management; (5) developing and recommending to our board of directors a set of corporate governance principles and policies; (6) periodically reviewing our corporate governance principles and policies and suggesting improvements thereto to our board of directors; and (7) considering and acting on any conflicts-related matter required by our charter or otherwise permitted by Maryland law where the exercise of independent judgment by any of our directors, who is not an independent director, could reasonably be compromised, including approval of any transaction involving our Advisor or its affiliates. The Nominating and Corporate Governance Committee fulfills these responsibilities primarily by carrying out the activities enumerated in the Nominating and Corporate Governance Committee Charter and in accordance with current laws, rules and regulations.

The members of the Nominating and Corporate Governance Committee are our two independent directors, Harold “Skip” Perry and Timothy S. Morris, with Mr. Morris serving as Chairman of the

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee held two meetings during 2012, and Messrs. Perry and Morris attended both meetings.

Board of Directors Membership Criteria and Director Selection

The Nominating and Corporate Governance Committee annually reviews with our board of directors the appropriate experience, skills and characteristics required of our directors in the context of the current membership of our board of directors. This assessment includes, in the context of the perceived needs of our board of directors at the time, issues of knowledge, experience, judgment and skills such as an understanding of the real estate industry or brokerage industry or accounting or financial management expertise. Other considerations include the candidate’s independence from conflict with the Company and the ability of the candidate to attend board of directors meetings regularly and to devote an appropriate amount of effort in preparation for those meetings. It also is expected that independent directors nominated by our board of directors shall be individuals who possess a reputation and hold or have held positions or affiliations befitting a director of a publicly held company and are or have been actively engaged in their occupations or professions or are otherwise regularly involved in the business, professional or academic community.

Though we do not have a formal policy regarding diversity with respect to identifying nominees and overall board composition, our Nominating and Corporate Governance Committee considers the impact of diverse backgrounds and experiences of potential nominees on the effectiveness and quality of our board of directors. As part of its annual review process discussed below, the Nominating and Corporate Governance Committee reviews its own effectiveness in recommending director nominees with diverse backgrounds and experiences relative to any perceived needs in the composition of our board of directors.

While our full board of directors remains responsible for selecting its own nominees and recommending them for election by our stockholders, our board of directors has delegated the screening process necessary to identify qualified candidates to the Nominating and Corporate Governance Committee, in consultation with our President. Pursuant to our charter, however, the directors must nominate replacements for any vacancies among the director positions.

The Nominating and Corporate Governance Committee annually reviews director suitability and the continuing composition of our board of directors; it then recommends director nominees who are voted on by our full board of directors. In recommending director nominees to our board of directors, the Nominating and Corporate Governance Committee solicits candidate recommendations from its own members, other directors and management of the Company. The Committee will also consider suggestions made by stockholders and other interested persons for director nominees who meet the established director criteria. In order for a stockholder to make a nomination, the stockholder must satisfy the procedural requirements for such nomination as provided in the Company’s bylaws, which include, among other things, providing the nominee’s name, age, address, and ownership of the Company’s stock. Such nominations must also be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

In evaluating the persons nominated as potential directors, the Nominating and Corporate Governance Committee will consider each candidate without regard to the source of the recommendation and take into account those factors that the Nominating and Corporate Governance Committee determines are relevant.

With respect to the current nominees to our board of directors, whose backgrounds and experience are described in greater detail on pages 16-18, our Nominating and Corporate Governance

Committee considered all of the factors set forth above in its determination to recommend them for nomination. In particular, our Nominating and Corporate Governance Committee considered H. Michael Schwartz’s active participation in the management of our operations and his experience in the self storage industry, Harold “Skip” Perry’s decades of experience in the financial and operational aspects of the real estate industry and the nearly 30 years of financial and management experience of Timothy S. Morris in determining to recommend each of them for nomination to our board of directors. In addition, the Nominating and Corporate Governance Committee considered these particular aspects of the backgrounds of Messrs. Perry and Morris relative to the needs of the committees of our board of directors in determining to recommend them for nomination.

Corporate Governance

Pursuant to the Nominating and Corporate Governance Committee Charter, the Nominating and Corporate Governance Committee developed and recommended a set of formal, written guidelines for corporate governance, which were adopted by our full board of directors.

The Nominating and Corporate Governance Committee also, from time to time, reviews the governance structures and procedures of the Company and suggests improvements thereto to our full board of directors. Such improvements, if adopted by the full board of directors, shall be incorporated into the written guidelines.

Periodic Evaluations

The Nominating and Corporate Governance Committee conducts an annual evaluation of its own performance and oversees the annual evaluations of our Board Directors, each of the other committees of our board of directors and management.

Conflicts of Interest

The Nominating and Corporate Governance Committee considers and acts upon any conflicts of interest-related matter required by our charter or otherwise permitted by Maryland law where the exercise of independent judgment by any of our directors, who is not an independent director, could reasonably be compromised, including approval of any transaction involving our Advisor or its affiliates. Our independent directors must approve such transactions as fair and reasonable to us and on terms and conditions not less favorable than those available from unaffiliated third parties, based upon standards set forth in our charter and Code of Ethics, as well as applicable laws, rules and regulations.

Conflicts of interest-related matters that the Nominating and Corporate Governance Committee has acted upon or expects to act upon include, but are not limited to, the following:

—	the continuation, renewal or enforcement of agreements with our Advisor and its affiliates, including the following significant agreements:

¡	a second amended and restated advisory agreement (“Advisory Agreement”) with our Advisor;

¡	property management agreements (“Property Management Agreements”) with our property manager, Strategic Storage Property Management, LLC (“Property Manager”); and

¡	a dealer manager agreement (“Dealer Manager Agreement”) with our dealer manager, Select Capital Corporation (“Dealer Manager”);

—	property sales;

—	property acquisitions; and

—	other transactions with affiliates.

Compensation Committee

General

The Compensation Committee’s primary focus is to assist our board of directors in fulfilling its responsibilities with respect to officer and director compensation. The Compensation Committee assists our board of directors in this regard when necessary by: (1) reviewing and approving our corporate goals with respect to compensation of officers and directors; (2) recommending to our board of directors compensation for all non-employee directors, including Board and committee retainers, meeting fees and equity-based compensation; (3) administering and granting equity-based compensation to our Advisor, employees of our Advisor and affiliates based upon recommendations from our Advisor; and (4) setting the terms and conditions of such equity-based compensation in accordance with our Employee and Director Long-Term Incentive Plan (the “Plan”). The Compensation Committee fulfills these responsibilities in accordance with current laws, rules and regulations. The Compensation Committee has concluded that, because the Compensation Committee will only need to address issues related to director compensation while we are an externally advised REIT, a charter is not necessary at the present time. The Compensation Committee will periodically review the need for a charter and, if adopted, will disclose a copy of such charter to our stockholders pursuant to applicable SEC rules.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee are our two independent directors, Harold “Skip” Perry and Timothy S. Morris, with Mr. Morris serving as Chairman of the Compensation Committee. The Compensation Committee held two meetings during 2012, and Messrs. Perry and Morris attended both meetings.

No member of the Compensation Committee served as an officer, director or employee of any of our affiliates during 2012 or formerly served in such capacity.

Compensation Discussion and Analysis – Executive Compensation

We do not directly compensate our executive officers, including H. Michael Schwartz, the Chairman of our board of directors and our President and Chief Executive Officer, for services rendered to us. We do not currently intend to pay any compensation directly to our executive officers. As a result, we do not have, and the Compensation Committee has not considered, a compensation policy or program for our executive officers. If we determine to compensate our executive officers directly in the future, the Compensation Committee will review all forms of compensation and approve all equity-based awards.

Our executive officers also are officers of our Advisor and its affiliates, and are compensated by such entities for their services to us. We pay these entities fees and reimburse expenses pursuant to our Advisory Agreement. For the year ended December 31, 2012, these reimbursements to our Advisor include reimbursements of a portion of the salaries of our executive officers for time they spent on matters connected to our public offerings totaling approximately $181,000. At the present time, we intend to continue to reimburse a portion of the salaries of our executive officers for time they spend on matters connected to the public offering of our shares.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the board of directors that the Compensation Discussion and Analysis – Executive Compensation be included in this proxy statement.

Timothy S. Morris (Chairman)
Harold “Skip” Perry

March 19, 2013

The preceding Compensation Committee Report to stockholders is not “soliciting material” and is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Director Compensation

Summary

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation	All Other Compensation(2)	Total
H. Michael Schwartz	$–	$–	$–	$–	$–	$–	$–
Harold “Skip” Perry	$48,250	$13,488	$–	$–	$–	$9,788	$71,526
Timothy S. Morris	$51,750(1)	$13,488	$–	$–	$–	$18,492	$83,730

(1)	Amount includes total fees paid during the year ended December 31, 2012, of which $5,500 was earned during the year ended December 31, 2011.

(2)	All other compensation includes the value of shares received by each independent director pursuant to the Company’s distribution reinvestment plan, and for Mr. Morris includes the amount paid by the Company on Mr. Morris’s behalf for tax withholding on vested restricted stock.

As noted above, the Compensation Committee assists our board of directors in fulfilling its responsibilities with respect to employee, officer and director compensation. Because we do not have any employees and our executive officers do not receive any compensation directly from us, these responsibilities are limited to setting director compensation and administering the Plan. Our non-director officers have no role in determining or recommending director compensation. Directors who are also officers of the Company do not receive any special or additional remuneration for services on our board of directors or any of its committees. Each non-employee independent director received compensation for services on our board of directors and its committees as provided below.

Cash Compensation to Directors

We paid each of our independent directors a retainer of $30,000 for the year ended December 31, 2012 plus $1,000 for each board of directors or committee meeting the independent director attended in person ($2,000 for attendance by the Chairman of the Audit Committee at each meeting of the Audit Committee and $1,500 for attendance by the Chairman of any other committee at each of such committee’s meetings) and $1,000 for each regularly scheduled meeting the independent director attended by telephone ($250 for special board of directors meetings conducted by telephone). In the event there were multiple meetings of our board of directors and one or more committees in a single day, the fees were limited to $2,000 per day ($2,500 for the Chairman of the Audit Committee if there was a meeting of such committee).

On November 9, 2012, our board of directors approved a new compensation structure for our directors as follows: we pay each of our independent directors a retainer of $30,000 per year plus $1,500 for each board or board committee meeting the director attends in person ($2,000 for attendance by the chairperson of a committee at each committee meeting in which they are a chairperson) and $1,500 for each regularly-scheduled meeting the director attends by telephone ($500 for special meetings conducted by telephone). In the event there are multiple meetings of the board and one or more committees in a single day, the fees will be limited to $3,000 per day.

All directors received reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors.

Employee and Director Long-Term Incentive Plan Awards to Independent Directors

Pursuant to the Plan, we issued 2,500 shares of restricted stock to each independent director on January 27, 2009, which vest ratably over a period of four years from the date such independent director was appointed to our board of directors (the “Initial Restricted Stock Awards”). We also issued additional awards of 1,250 shares of restricted stock to each independent director upon each of their re-elections to our board of directors, which vest ratably over a period of four years from the date of re-election (the “Annual Restricted Stock Awards”). Both independent directors have received a total of 7,500 shares of restricted stock, 4,375 of which have vested to each independent director as of December 31, 2012. Both the Initial Restricted Stock Awards and the Annual Restricted Stock Awards are subject to a number of other conditions set forth in such awards.

The Plan was approved and adopted prior to the commencement of our initial public offering in order to (1) provide incentives to individuals who are granted awards because of their ability to improve our operations and increase profits; (2) encourage selected persons to accept or continue employment with us or with our Advisor or its affiliates that we deem important to our long-term success; and (3) increase the interest of our independent directors in our success through their participation in the growth in value of our stock. Pursuant to the Plan, we may issue options, stock appreciation rights, distribution equivalent rights and other equity-based awards, including, but not limited to, restricted stock.

The total number of shares of our common stock (or common stock equivalents) reserved for issuance under the Plan is equal to 10% of our outstanding shares of stock at any time, but not to exceed 10,000,000 shares. As of March 31, 2013, there were 4,718,006 shares remaining for issuance under the Plan. The term of the Plan is 10 years. Upon our earlier dissolution or liquidation, upon our reorganization, merger or consolidation with one or more corporations as a result of which we are not the surviving corporation, or upon sale of all or substantially all of our properties, the Plan will terminate, and provisions will be made for the assumption by the successor corporation of the awards granted or the replacement of the awards with similar awards with respect to the stock of the successor corporation, with appropriate adjustments as to the number and kind of shares and exercise prices. Alternatively, rather than providing for the assumption of awards, the Compensation Committee may either (1) shorten the period during which awards are exercisable, or (2) cancel an award upon payment to the participant of an amount in cash that the Compensation Committee determines is equivalent to the amount of the fair market value of the consideration that the participant would have received if the participant exercised the award immediately prior to the effective time of the transaction.

In the event that the Compensation Committee determines that any distribution, recapitalization, stock split, reorganization, merger, liquidation, dissolution or sale, transfer, exchange or other disposition of all or substantially all of our assets, or other similar corporate transaction or event, affects the stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to an award, then the Compensation Committee shall, in such manner as it may deem equitable, adjust the number and kind of shares or the exercise price with respect to any award.

Executive Officers and Directors

Included below is certain information regarding our executive officers and directors. All of our directors, including our two independent directors, have been nominated for re-election at the 2013 annual meeting of stockholders. All of our executive officers serve at the pleasure of our board of directors.

Name	Age	Position(s)	Period with Company
H. Michael Schwartz	46	Chairman of the Board of Directors, Chief Executive Officer and President	8/2007 - present
Paula Mathews	61	Executive Vice President and Assistant Secretary	8/2007 - present
Michael S. McClure	50	Executive Vice President, Chief Financial Officer and Treasurer	1/2008 - present
Wayne Johnson	55	Senior Vice President — Acquisitions	8/2007 - present
James L. Berg	60	Secretary	6/2011 - present
Harold “Skip” Perry	66	Independent Director	2/2008 - present
Timothy S. Morris	52	Independent Director	2/2008 - present

H. Michael Schwartz. Mr. Schwartz is the Chairman of our board of directors and our Chief Executive Officer and President. Mr. Schwartz has been an officer and director since our initial formation in August 2007. Mr. Schwartz is also President of our Advisor. Mr. Schwartz owns a 15% beneficial non-voting equity interest in Select Capital Corporation, our dealer manager. He was appointed President of Strategic Capital Holdings, LLC (our “Sponsor”) in July 2004 and is primarily responsible for the commercial office, retail and self storage programs. He has more than 22 years of real estate, securities and corporate financial management experience. His real estate experience includes international investment opportunities, including self storage acquisitions in Canada. From 2002 to 2004, Mr. Schwartz was the Managing Director of Private Structured Offerings for Triple Net Properties, LLC (now an indirect subsidiary of Grubb & Ellis Company). In addition, he served on the board of their affiliated broker-dealer, NNN Capital Corp. (now Grubb & Ellis Securities, Inc.). From 2000 to 2001, Mr. Schwartz was Chief Financial Officer for Futurist Entertainment, a diversified entertainment company. From 1995 to 2000, he was President and Chief Financial Officer of Spider Securities, Inc. (now Merriman Curhan Ford & Co.), a registered broker-dealer that developed one of the first online distribution outlets for fixed and variable annuity products. From 1990 to 1995, Mr. Schwartz served as the Vice President and Chief Financial Officer of Western Capital Financial (an affiliate of Spider Securities), and from 1994 to 1998 Mr. Schwartz was also President of Palladian Advisors, Inc. (an affiliate of Spider Securities). Mr. Schwartz holds a B.S. in Business Administration with an emphasis in Finance from the University of Southern California.

Paula Mathews. Ms. Mathews is our Assistant Secretary and an Executive Vice President. Ms. Mathews has been an Executive Vice President since our initial formation in August 2007 and previously served as our Secretary from our initial formation until June 2011. Ms. Mathews is also Executive Vice President of our Advisor. Ms. Mathews joined our Sponsor in 2005 as Vice President — Commercial Operations. She is responsible for pre-acquisition due diligence and post-acquisition management and leasing of all commercial assets. Prior to joining our Sponsor, Ms. Mathews was a private consultant from 2003 to 2005 providing due diligence services on the acquisition and disposition of assets for real estate firms. Prior to that, Ms. Mathews held senior level executive positions with several pension investment advisors, including the following: a real estate company specializing in 1031 transactions from 2002 to 2003 where she was the Director of Operations; KBS Realty Advisors from 1995 to 2001 where she was responsible for the management of $600 million in “value added” commercial assets in seven states; TCW Realty Advisors (now CBRE Investors) from 1985 to 1992 as a Senior Vice President where her focus was retail assets within closed end equity funds; and PMRealty Advisors from 1983 to 1985 in a portfolio management role. She began her real estate career in 1977 with The Irvine Company, the largest land holder in Orange County, California, where she held several positions within the Commercial/Industrial Division structuring industrial build-to-suits, ground leases and land sales. Ms. Mathews holds a B.S. degree from the University of North Carolina, Chapel Hill.

Michael S. McClure. Mr. McClure is our Chief Financial Officer and Treasurer and an Executive Vice President. Mr. McClure has been our Chief Financial Officer and Treasurer since January 2008 and an Executive Vice President since June 2011. Mr. McClure is also the Chief Financial Officer of our Advisor. He joined our Advisor in January 2008. Mr. McClure is responsible for overseeing our budgeting, forecasting and financial management policies, along with directing all SEC and regulatory reporting. Prior to joining our Advisor, from 2004 to June 2007, Mr. McClure held various positions, including Vice President of Finance, at the North Inland Empire Division of Pulte Homes, Inc. At Pulte Homes, he was responsible for all finance, accounting, human resources and office administration functions. From 2002 to 2004, Mr. McClure was a Director in the Audit Business Advisory Services practice for PricewaterhouseCoopers. From 1985 to 2002, Mr. McClure was with Arthur Andersen LLP, holding various positions including Partner. In his 20 years of experience in the public accounting field, Mr. McClure had extensive experience in the real estate industry working with REITs, homebuilders and land development companies and worked on numerous registration statements and public offerings. He is a member of the American Institute of Certified Public Accountants and the California Society of Certified Public Accountants. Mr. McClure holds a B.S.B.A. degree from California State University, Fullerton.

Wayne Johnson. Mr. Johnson is our Senior Vice President — Acquisitions. Mr. Johnson has been our Senior Vice President — Acquisitions since our initial formation in August 2007. Mr. Johnson is also Senior Vice President — Acquisitions for our Advisor. He joined our Sponsor in June 2006 to focus on self storage acquisitions. Prior to joining our Sponsor, from 2002 to June 2006, Mr. Johnson developed and managed LaPlaza Self Storage in McAllen, Texas and three American Home Self Storage facilities in Dallas, Texas and Carrollton, Texas. He has been involved in all aspects of commercial development and leasing, including office, office warehouse, retail and self storage facilities. Mr. Johnson previously developed, managed and operated 14 self storage facilities and other commercial properties over the past 23 years. His experience includes the development and management of various facilities representing in excess of one million square feet. Mr. Johnson previously served on the board and is the past President of the Texas Self Storage Association (TSSA), which is the trade organization for self storage development, ownership and management in Texas which has approximately 3,100 members consisting of storage owners, developers, operators and vendors throughout Texas. Mr. Johnson entered the commercial real estate business in 1979 after graduating from Southern Methodist University with a B.B.A. in Finance and Real Estate.

James L. Berg. Mr. Berg has been our Secretary since June 2011. Mr. Berg became General Counsel of Strategic Storage Holdings, LLC, the sole member of our Advisor and our Property Manager,

in April 2011. Mr. Berg has over 25 years of experience in general business, corporate, securities, venture capital and intellectual property law. From November 2004 to April 2011, he was General Counsel of U.S. Advisor, LLC. From March 2004 until November 2004, Mr. Berg was Senior Vice President and General Counsel of LoanCity.com, a wholesale mortgage lender based in San Jose, California. Prior to that, Mr. Berg was a partner in several laws firms in Oakland, California. Mr. Berg received a J.D. (magna cum laude) from the University of Michigan Law School in 1978 and a B.S. (with high distinction) from the University of Michigan Business School in 1975. He is a member of the State Bar of California, Business Law Section.

Harold “Skip” Perry. Mr. Perry has been one of our independent directors since February 2008 and is the Chairman of our Audit Committee of our board of directors and a member of the Nominating and Corporate Governance Committee and the Compensation Committee of our board of directors. Mr. Perry has over 35 years of financial accounting, management and consulting experience for domestic and international organizations in the real estate industry. He is currently the Executive Managing Director of Real Globe Advisors, LLC, a commercial real estate advisory firm which he founded. Mr. Perry also held the same position with Real Globe Advisors, LLC from July 2007 to June 2009 as well. From June 2009 to March 2011, he was the Managing Director of Alvarez & Marsal Real Estate Advisory Services. From 1995 to June 2007, Mr. Perry was a national partner in Ernst & Young LLP’s Transactional Real Estate Advisory Services Group and held a number of leadership positions within Ernst & Young. While at Ernst & Young, he handled complex acquisition and disposition due diligence matters for private equity funds and corporate clients, complex real estate portfolio optimization studies, and monetization strategies within the capital markets arena, including valuation of self storage facilities. Prior to 1995, Mr. Perry headed the Real Estate Consulting Practice of the Chicago office of Kenneth Leventhal & Co. Prior to his time with Kenneth Leventhal & Co., Mr. Perry was a senior principal with Pannell Kerr Forester, a national accounting and consulting firm specializing in the hospitality industry. Mr. Perry is a CPA and holds an MAI designation with the Appraisal Institute and a CRE designation with the Counselors of Real Estate. He graduated with a Bachelor of Arts in Russian and Economics from the University of Illinois, and has a Masters of Business Administration with a concentration in finance from Loyola University in Illinois.

Timothy S. Morris. Mr. Morris has been one of our independent directors since February 2008 and is the Chairman of the Nominating and Corporate Governance Committee of our board of directors and a member of our Audit Committee and the Compensation Committee of our board of directors. Mr. Morris has more than 30 years of financial and management experience with several international organizations. In May 2008, Mr. Morris founded AMDG Worldwide Ltd., a consultancy business for the philanthropic sector. From June 2007 to April 2008, Mr. Morris was the Chief Financial Officer for Geneva Global, Inc., a philanthropic advisor and broker which invests funds into developing countries. Prior to joining Geneva Global, Inc., from 2002 to June 2007, Mr. Morris was the Director of Corporate Services for Care International UK Ltd. where he was responsible for the finance, internal audit, risk management, human resources, legal insurance and information technology functions during the financial turnaround period of that organization. From 2000 to 2002, Mr. Morris was the Controller for Royal Society Mencap, a learning disability charity. From 1996 to 1999, Mr. Morris was the head of global management reporting for Adidas Group AG in Germany and was later the International Controller for Taylor Made Golf Company, Inc., a subsidiary of Adidas Group AG. Prior to 1996, Mr. Morris held various management and senior finance roles within organizations such as the International Leisure Group, Halliburton/KBR and the Bank for International Settlements in Basel, Switzerland. Mr. Morris has his Bachelor of Science in Economics from Bristol University in the United Kingdom, his MBA from the Cranfield School of Management in the United Kingdom, and he is a Chartered Management Accountant (ACMA).

STOCK OWNERSHIP

Beneficial Ownership of the Company’s Stock

The following table sets forth, as of March 31, 2013, the amount of our common stock beneficially owned by: (1) any person who is known by us to be the beneficial owner of more than 5% of the outstanding shares of our common stock; (2) each of our directors; (3) each of our executive officers; and (4) our directors and executive officers as a group. The percentage of beneficial ownership is calculated based on 47,330,061 shares of common stock outstanding as of March 31, 2013.

Common Stock Beneficially Owned(2)
Name and Address of Beneficial Owner(1)	Number of Shares of Common Stock	Percentage of Class
H. Michael Schwartz, Chairman of the Board of Directors, President and Chief Executive Officer	118(3)	*
Paula Mathews, Executive Vice President and Assistant Secretary	—	*
Michael S. McClure, Executive Vice President, Chief Financial Officer and Treasurer	—	*
Wayne Johnson, Senior Vice President — Acquisitions	—	*
James L. Berg, Secretary	—	*
Harold “Skip” Perry, Independent Director	6,064(4)	*
Timothy S. Morris, Independent Director	6,014(4)	*

All directors and executive officers as a group	12,196	*

*	Represents less than 1% of our outstanding common stock as of March 31, 2013.

(1)	The address of each beneficial owner listed is 111 Corporate Drive, Suite 120, Ladera Ranch, California 92694.
(2)	Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities and shares issuable pursuant to options, warrants and similar rights held by the respective person or group that may be exercised within 60 days following March 31, 2013. Except as otherwise indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of common stock show as beneficially owned by them.
(3)	Includes 100 shares owned by Strategic Storage Advisor, LLC, which is indirectly owned and controlled by Mr. Schwartz.
(4)	Each independent director was awarded 2,500 shares of restricted stock on January 27, 2009, which vest ratably over a period of four years from the date such independent director was appointed to our board of directors, and was awarded 1,250 shares of restricted stock upon each of his re-elections to our board of directors, which vest ratably over a period of four years from the date of re-election. The amounts listed include all shares of restricted stock that have vested as of March 31, 2013 or will vest within 60 days of such date plus shares purchased by the independent directors pursuant to our distribution reinvestment plan.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires each director, officer, and individual beneficially owning more than 10% of a registered security to file with the SEC, within specified time frames, initial statements of beneficial ownership (Form 3) and statements of changes in beneficial ownership (Forms 4 and 5). These specified time frames require the reporting of changes in ownership within two business days of the transaction giving rise to the reporting obligation. Reporting persons are required to furnish us with copies of all Section 16(a) forms filed with the SEC. Based solely on a review of the copies of such forms furnished to us during and with respect to the fiscal year ended December 31, 2012 or written representations that no additional forms were required, to the best of our knowledge, all required Section 16(a) filings were timely and correctly made by reporting persons for 2012.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

General

Certain of our executive officers and one of our directors hold ownership interests in and are officers of our Sponsor, our Advisor, our Property Manager, our Dealer Manager and other affiliated entities. As a result, these individuals owe fiduciary duties to these other entities and their owners, which fiduciary duties may conflict with the duties that they owe to our stockholders and us. Their loyalties to these other entities could result in actions or inactions that are detrimental to our business, which could harm the implementation of our investment objectives. Conflicts with our business and interests are most likely to arise from involvement in activities related to: (1) allocation of new investments and management time and services between us and the other entities; (2) our purchase of properties from, or sale of properties to, affiliated entities; (3) the timing and terms of the investment in or sale of an asset; (4) development of our properties by affiliates; (5) investments with affiliates of our Advisor; (6) compensation to our Advisor; and (7) our relationship with our Dealer Manager and Property Manager.

We are currently a party to three types of agreements giving rise to material transactions between us and our affiliates, including our Advisory Agreement, our Property Management Agreements and our Dealer Manager Agreement. We are also party to a sub-license agreement with our Advisor with respect to trademarks. Our independent directors reviewed the material transactions between us and our affiliates arising out of these agreements during the year ended December 31, 2012. Set forth below is a description of the relevant transactions with our affiliates, which we believe have been executed on terms that are fair to the Company.

Advisory Agreement

Strategic Storage Advisor, LLC, our Advisor, is owned by Strategic Storage Holdings, LLC (“Strategic Storage Holdings”). Our Sponsor owns a controlling interest in Strategic Storage Holdings, and certain executives of our Sponsor and our Advisor, and other individuals, own a minority interest in Strategic Storage Holdings. H. Michael Schwartz, the Chairman of our board of directors and our President and Chief Executive Officer, and the President of our Advisor, owns a controlling interest in our Sponsor and a minority interest in Strategic Storage Holdings. Certain of our executives, including Mr. Schwartz, serve as officers of our Advisor, our Sponsor and Strategic Storage Holdings.

Our Advisor and its affiliates perform services for us in connection with the offer and sale of our shares and the selection, acquisition and management of our properties pursuant to our Advisory Agreement. The term of our Advisory Agreement will end on September 27, 2013, but may be renewed for an unlimited number of successive one-year periods.

Our Advisor and its officers, employees and affiliates expect to engage in other business ventures and, as a result, their resources will not be dedicated exclusively to our business. However, pursuant to the Advisory Agreement, our Advisor will be required to devote sufficient resources to our administration to discharge its obligations.

Many of the services performed by our Advisor in managing our day-to-day activities are summarized below. This summary is provided to illustrate the material functions that our Advisor performs for us as our Advisor, and it is not intended to include all of the services that may be provided to us by third parties. Under the terms of the Advisory Agreement, our Advisor undertakes to use its commercially reasonable best efforts to present to us investment opportunities consistent with our investment policies and objectives as adopted by our board of directors. In its performance of this undertaking, our Advisor, either directly or indirectly by engaging an affiliate, performs the following, among other duties and subject to the authority of our board of directors:

—	finding, evaluating, presenting and recommending to us investment opportunities consistent with our investment policies and objectives;

—	serving as our investment and financial advisor and providing research and economic and statistical data in connection with our assets and our investment policies;

—	acquiring properties and making investments on our behalf in compliance with our investment objectives and policies;

—	structuring and negotiating the terms and conditions of our real estate acquisitions, sales or joint ventures;

—	reviewing and analyzing each property’s operating and capital budget;

—	arranging, structuring and negotiating financing and refinancing of properties;

—	performing all operational functions for the maintenance and administration of our assets, including the servicing of mortgages;

—	consulting with our officers and board of directors and assisting the board of directors in formulating and implementing of our financial policies;

—

preparing and reviewing on our behalf, with the participation of one designated principal executive officer and principal financial officer, all reports and returns required by the SEC, IRS and other state or federal governmental agencies;

—	providing the daily management and performing and supervising the various administrative functions reasonably necessary for our management and operations; and

—

investigating, selecting, and, on our behalf, engaging and conducting business with such third parties as our Advisor deems necessary to the proper performance of its obligations under the Advisory Agreement.

Organization and offering costs of our ongoing follow-on public offering (the “Offering”) may be paid by our Advisor on our behalf and will be reimbursed to our Advisor from the proceeds of the Offering. Organization and offering costs consist of all expenses (other than sales commissions and the dealer manager fee) to be paid by us in connection with the Offering, including our legal, accounting, printing, mailing and filing fees , charges of our escrow holder and other accountable offering expenses, including, but not limited to, (i) amounts to reimburse our Advisor for all marketing related costs and expenses such as salaries and direct expenses of employees of our Advisor and its affiliates in connection with registering and marketing our shares; (ii) technology costs associated with the Offering; (iii) our costs of conducting our training and education meetings; (iv) our costs of attending retail seminars conducted by participating broker-dealers; and (v) payment or reimbursement of bona fide due diligence expenses. Our Advisor must reimburse us within 60 days after the end of the month which the Offering terminates to the extent we paid or reimbursed organization and offering costs (excluding sales commissions and dealer manager fees) in excess of 3.5% of the gross offering proceeds from the primary offering portion of the Offering (the “Primary Offering”).

Our Advisory Agreement also requires our Advisor to reimburse us to the extent that offering expenses, including sales commissions, dealer manager fees and organization and offering expenses, are in excess of 15% of gross proceeds from the Offering. Our Advisor receives acquisition fees equal to 2.5% of the contract purchase price of each property we acquire plus reimbursement of any acquisition expenses the Advisor incurs. Our Advisor also receives a monthly asset management fee equal to one-twelfth of 1.0% of the average of the aggregate asset value, as defined, of our assets, excluding those properties acquired through our mergers with Self Storage REIT, Inc. (now Self Storage REIT, LLC) (“REIT I”) and Self Storage REIT II, Inc. (now Self Storage REIT II, LLC) (“REIT II”) and the USA Self Storage I, DST (“SS I, DST”) and Madison County Self Storage, DST (“Madison DST”) acquisitions; provided, however, that if the average of the aggregate asset value, as defined, of our assets exceeds $500 million, the monthly asset management fee shall be reduced to one-twelfth of 0.75% of the average of the aggregate asset value, as defined, of those assets exceeding $500 million unless our modified funds from operations (as defined in the Advisory Agreement), including payment of the fee, is greater than 100% of our distributions in any month. The monthly asset management fees for our properties acquired through our mergers with REIT I and REIT II and the SS I, DST and Madison DST acquisitions are equal to 2.0% of the gross revenues from the properties and are paid to affiliates of our Sponsor. Under our Advisory Agreement, our Advisor receives fees in an amount equal to up to one-half of the total real estate commission paid but in no event to exceed an amount equal to 3.0% of the contract sale price for each property we sell as long as our Advisor provides substantial assistance in connection with the sale. The total real estate commissions paid (including disposition fee paid to our Advisor) may not exceed the lesser of a competitive real estate commission or an amount equal to 6.0% of the contract sale price of the property and are subordinated to receipt of our stockholders of a 6% cumulative, non-compounded, annual return on such stockholders’ invested capital. There were no such disposition fees for the year ended December 31, 2012. Our Advisor may also be entitled to various subordinated fees if we (1) list our shares of common stock on a national exchange, (2) terminate our Advisory Agreement, or (3) liquidate our portfolio. There were no such fees for the year ended December 31, 2012.

The advisors of REIT I and REIT II are entitled to compensation related to their properties if we (1) dispose of a property, (2) liquidate our portfolio, or (3) terminate their advisory agreement.

Our Advisory Agreement provides for reimbursement of our Advisor’s direct and indirect costs of providing administrative and management services to us. Beginning October 1, 2009 (four fiscal quarters after the acquisition of our first real estate asset), our Advisor must pay or reimburse us the amount by which our aggregate annual operating expenses, as defined, exceed the greater of 2% of our average invested assets or 25% of our net income, as defined, unless a majority of our independent directors determine that such excess expenses were justified based on unusual and non-recurring factors. For any fiscal quarter for which total operating expenses for the 12 months then ended exceed the limitation, we will disclose this fact in our next quarterly report or within 60 days of the end of that quarter and send a written disclosure of this fact to our stockholders. In each case the disclosure will include an explanation of the factors that the independent directors considered in arriving at the conclusion that the excess expenses were justified. For the 12 months ended December 31, 2012, our aggregate annual operating expenses, as defined, did not exceed the thresholds described above.

Property Management Agreements

Similar to our Advisor, Strategic Storage Property Management, LLC, our Property Manager, is wholly owned by Strategic Storage Holdings.

Our Property Manager manages our properties pursuant to separate Property Management Agreements for each property. The Property Management Agreements generally have one or three year terms and automatically renew unless notice is given by either us or our Property Manager. Our Property Manager derives substantially all of its income from the property management services it performs for us.

Our Property Manager may enter into Sub-Property Management Agreements with third party management companies and pay part of its management fee to such Sub-Property Managers.

Our Property Manager (or Sub-Property Manager) is responsible for hiring, directing and establishing policies for employees who have direct responsibility for the operations of each property we acquire, which may include but not be limited to on-site managers and building and maintenance personnel. Certain employees of the Property Manager may be employed on a part-time basis and also may be employed by our Advisor or certain companies affiliated with it. Our Property Manager is also responsible for directing the purchase of equipment and supplies and supervising all maintenance activity.

Our Property Manager receives a fee for its services in managing our properties, except for those properties acquired in the SS I, DST acquisition, generally equal to 6% of the gross revenues from the properties plus reimbursement of the direct costs of managing the properties under our property management agreement. The properties acquired in the SS I, DST acquisition are managed by an affiliate of our Sponsor. As a condition of the REIT II merger transaction, the monthly property management fees for properties acquired from REIT II have been waived until the funds from operations of the properties acquired from REIT II, as defined in the merger agreement relating to the REIT II merger transaction, reaches $0.70 per share. In the event that our Property Manager assists with the development or redevelopment of a property, we may pay a separate market-based fee for such services.

On September 27, 2012, our board of directors approved revisions to our property management agreements that we expect to enter into in the future as we acquire additional properties and as our current property management agreements are renewed. These revisions include increasing the term to three years, with automatic three-year extensions; revising the property owner’s obligation to reimburse the Property Manager for certain expenses; the addition of a construction management fee in an amount equal to 5% of the amount of construction or capital improvement work in excess of $10,000; the addition of a tenant insurance administrative fee; adding a nonsolicitation provision; and adding a provision regarding the Property Manager’s use of trademarks and other intellectual property owned by Strategic Storage Holdings, LLC.

Dealer Manager Agreement

Our President, H. Michael Schwartz, owns a 15% beneficial non-voting equity interest in Select Capital Corporation, our Dealer Manager.

Our Dealer Manager serves as our Dealer Manager pursuant to our Dealer Manager Agreement. The Dealer Manager Agreement will terminate upon the termination of our public offering or upon 60 days’ written notice by either party. Our Dealer Manager provides wholesaling, sales promotional and marketing services to us in connection with our public offering. Specifically, our Dealer Manager ensures compliance with SEC rules and regulations and FINRA rules relating to the sale process and participating broker-dealer relationships, assists in the assembling of prospectus kits, assists in the due diligence process and ensures proper handling of investment proceeds.

Our Dealer Manager is entitled to receive a sales commission of up to 7% of gross proceeds from sales in the Primary Offering and a Dealer Manager fee equal to up to 3% of gross proceeds from sales in the Primary Offering. Our Dealer Manager has entered into participating dealer agreements with certain other broker-dealers authorizing them to sell our shares. Upon sale of our shares by such broker-dealers, our Dealer Manager re-allows all of the sales commissions paid in connection with sales made by these broker-dealers. Our Dealer Manager may also re-allow to these broker-dealers a portion of the 3% Dealer Manager fee as marketing fees, reimbursement of certain costs and expenses of attending training and education meetings sponsored by our Dealer Manager, payment of attendance fees required for employees of our Dealer Manager or other affiliates to attend retail seminars and public seminars sponsored by these broker-dealers, or to defray other distribution-related expenses.

In accordance with FINRA rules, in no event will our total underwriting compensation, including, but not limited to, sales commissions, the dealer manager fee and expense reimbursements to our Dealer Manager and participating broker-dealers, exceed 10% of our gross offering proceeds, in the aggregate. We expect to pay an additional amount of gross offering proceeds for bona fide accountable due diligence expenses; however, to the extent these due diligence expenses cannot be justified, any excess over actual due diligence expenses will be considered underwriting compensation subject to the above 10% limitation and, when aggregated with all other non-accountable expenses may not exceed 3% of gross offering proceeds. We may also reimburse our Advisor for all expenses incurred by our Advisor and its affiliates in connection with this offering and our organization, but in no event will such amounts exceed (i) 3.5% of the gross offering proceeds raised by us in the terminated or completed offering (excluding sales commissions and dealer manager fees), or (ii) 15% of the gross offering proceeds raised by us in the terminated or completed offering (including sales commissions and dealer manager fees). If the organization and offering expenses exceed such limits, within 60 days after the end of the month in which the offering terminates or is completed, our Advisor must reimburse us for any excess amounts. FINRA and many states also limit our total organization and offering expenses to 15% of gross offering proceeds.

Pursuant to the terms of the agreements described above, the following summarizes the related party costs incurred for the year ended December 31, 2012:

Year Ended December 31, 2012

Expensed

Reimbursement of operating expenses (including organizational costs) (1)	$33,476

Asset management fees (2)	4,521,867

Property management fees (3)	3,732,149

Acquisition expenses	2,415,200

Additional Paid-in Capital

Selling commissions	7,402,084

Dealer Manager fee	3,172,322

Reimbursement of offering costs	487,235

Total	$21,764,333

(1)

During the year ended December 31, 2012, our Advisor permanently waived certain reimbursable indirect costs, primarily payroll and related overhead costs, related to administrative and management services, totaling approximately $960,000. Such amounts were waived permanently and accordingly, will not be paid to our Advisor.

(2)

During the year ended December 31, 2012, our Advisor permanently waived asset management fees related to the Stockade Portfolio and our Dufferin property totaling approximately $186,000 and $37,000, respectively. Such amounts were waived permanently and accordingly, will not be paid to our Advisor.

(3)	During the year ended December 31, 2012, property management fees include approximately $100,000 of fees paid to the sub-property manager of our Canadian properties.

As of December 31, 2012, we had amounts due to affiliates totaling $2,282,344.

Trademark Sub-License Agreement

Under a separate trademark sub-license agreement, our Advisor, through Strategic Storage Holdings, LLC, has granted us a non-transferable, non-sublicenseable, non-exclusive, royalty-free right and license to use the trade name “Strategic Storage Trust” as well as certain registered trademarks and trademark applications for registration solely in connection with our business until the later of (a) a change of control event (as defined in the trademark sub-license agreement), (b) termination of the trademark license agreement between Strategic Storage Holdings, LLC and our Advisor, or (c) termination of our advisory agreement, under certain circumstances, or if we declare bankruptcy or file for dissolution or reorganization. The result of this temporary license is that upon the expiration of our temporary license, including any potential renewals or extensions of such license to use the trade names “Strategic Storage Trust” and “SmartStop® Self Storage,” we will be required to change our name and re-brand our properties and would lose any value, or perceived value, associated with the use of the trade names “Strategic Storage Trust” and “SmartStop® Self Storage.”

Tenant Reinsurance Program

Affiliates of our Sponsor, including our Chief Executive Officer, President and Chairman, H. Michael Schwartz, are participating in a tenant reinsurance program whereby tenants of our self storage facilities can purchase insurance to cover damage or destruction to their property while stored at our facilities. Such affiliates have invested in a Cayman Islands company (the “Reinsurance Company”) that will reinsure a portion of the insurance required by the program insurer to cover the risks of loss at participating facilities in the program. The program insurer provides fees (approximately 50% of the tenant premium paid) to us as owner of the facilities. The Reinsurance Company may be required to fund additional capital or entitled to receive distributions of profits depending on actual losses incurred under the program. In 2012, we recorded revenue of approximately $1.3 million in fees in connection with the tenant reinsurance program.

PROPOSALS ON WHICH YOU MAY VOTE

WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING AND VOTE IN PERSON OR NOT, WE URGE YOU TO HAVE YOUR VOTE RECORDED. STOCKHOLDERS MAY SUBMIT THEIR PROXIES VIA MAIL USING THE ENCLOSED PROXY CARD AND ENVELOPE, VIA THE INTERNET AT www.eproxy.com/ssti OR VIA TELEPHONE AT 1-866-977-7699.

YOUR VOTE IS VERY IMPORTANT AND YOUR IMMEDIATE RESPONSE WILL HELP AVOID POTENTIAL DELAYS AND MAY SAVE US SIGNIFICANT ADDITIONAL EXPENSES ASSOCIATED WITH SOLICITING STOCKHOLDER VOTES.

PROPOSAL 1.  ELECTION OF DIRECTORS

At the annual meeting, you and the other stockholders will vote on the election of all three members of our board of directors. Each person elected will serve as a director until our 2014 annual meeting of stockholders and until his successor is elected and qualified. Our board of directors has nominated the following people for re-election as directors:

—	H. Michael Schwartz

—	Harold “Skip” Perry

—	Timothy S. Morris

Each of the nominees is a current member of our board of directors. Detailed information on each nominee is provided on pages 16-18.

If any nominee becomes unable or unwilling to stand for re-election, our board of directors may reduce its size or designate a substitute. If a substitute is designated, proxies voting on the original nominee will be cast for the substituted nominee.

Vote Required

Each director is elected by the affirmative vote of stockholders holding a majority of shares entitled to vote who are present in person or by proxy at the annual meeting, if a quorum is present. Votes are cast either in person or by proxy. There is no cumulative voting in the election of our directors. Any shares not voted (whether by abstention, broker non-vote, or otherwise) have no impact on the vote.

Recommendation

Each of the three nominees for re-election as a director will be elected at the annual meeting if a quorum is present at the annual meeting and a majority of shares entitled to vote who are present in person or by proxy and at such meeting vote in favor of such director for re-election. A properly executed proxy marked “FOR ALL” will be considered a vote in favor of all nominees for re-election as director. A properly executed proxy marked “FOR ALL EXCEPT” will be considered a vote in favor of all nominees EXCEPT those nominees you specifically list in the space provided. A properly executed proxy marked “WITHHOLD ALL” will be considered a vote against all director nominees.

Our board of directors unanimously recommends a vote “FOR ALL” nominees listed for re-election as directors.

PROPOSAL 2.  RATIFICATION OF THE APPOINTMENT OF COHNREZNICK LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our board of directors has appointed CohnReznick to be our independent registered public accounting firm for the year ending December 31, 2013. A representative of CohnReznick is expected to be present at the annual meeting and will have an opportunity to make a statement if he so desires. The representative also will be available to respond to appropriate questions from the stockholders.

Although it is not required to do so, our board of directors is submitting the Audit Committee’s appointment of our independent registered public accounting firm for ratification by the stockholders at the annual meeting in order to ascertain the view of the stockholders regarding such appointment.

Vote Required

The affirmative vote of a majority of votes cast on the proposal at the annual meeting, if a quorum is present, will be required to approve this proposal. Votes are cast either in person or by proxy. Any shares not voted (whether by abstention, broker non-vote, or otherwise) have no impact on the vote. In the event this matter is not ratified by our stockholders, the Audit Committee will reconsider whether or not to retain our independent registered public accounting firm at its next scheduled meeting.

Recommendation

Our board of directors unanimously recommends a vote “FOR” ratification of the appointment of CohnReznick as our independent registered public accounting firm for the year ending December 31, 2013.

STOCKHOLDER PROPOSALS

Any proposal by a stockholder for inclusion in proxy solicitation materials for the next annual meeting of stockholders must be received by our Assistant Secretary, Paula Mathews, at our offices no later than December 23, 2013 and must comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended. If a stockholder desires to present a proposal at the 2014 annual meeting, whether or not the proposal is intended to be included in the 2014 proxy materials, our bylaws require that the stockholder give advance written notice to our Assistant Secretary, Paula Mathews, no earlier than December 23, 2013 and no later than January 22, 2014. Stockholders desiring to submit a proposal are advised to examine the Company’s bylaws, as they contain additional submission requirements.

OTHER MATTERS

As of the date of this proxy statement, we know of no business that will be presented for consideration at the annual meeting other than the items referred to above. If any other matter is properly brought before the meeting for action by stockholders, proxies in the enclosed form returned to us will be voted in accordance with the recommendation of our board of directors or, in the absence of such a recommendation, in accordance with the discretion of the proxy holder.

STRATEGIC STORAGE TRUST, INC.

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 10, 2013

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Please vote by June 9, 2013

The undersigned stockholder of Strategic Storage Trust, Inc., a Maryland corporation, hereby appoints Michael S. McClure and Paula Mathews, and each of them as proxies, for the undersigned with full power of substitution in each of them, to attend the 2013 Annual Meeting of Stockholders of Strategic Storage Trust, Inc. to be held on June 10, 2013 at 10:00 A.M. (PDT), at the offices of Strategic Storage Trust, Inc., 111 Corporate Drive, Suite 120, Ladera Ranch, California 92694, and any and all adjournments and postponements thereof, with all power possessed by the undersigned as if personally present and to vote in their discretion on such other matters as may properly come before the meeting. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and of the accompanying proxy statement, which is hereby incorporated by reference, and revokes any proxy heretofore given with respect to such meeting.

This proxy is solicited on behalf of the Strategic Storage Trust, Inc. Board of Directors. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the annual meeting, including matters incident to its conduct.

When properly executed, this proxy will be voted as specified by the undersigned stockholder. If no voting instruction is given as to any item, this proxy will be voted “FOR ALL” the nominees named in Item 1 and “FOR” Item 2.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL” THE NOMINEES NAMED IN ITEM 1 AND “FOR” ITEM 2. IF NO SPECIFICATION IS MADE, SUCH PROXY WILL BE VOTED IN ACCORDANCE WITH THESE RECOMMENDATIONS.

1.	For the election of H. Michael Schwartz, Harold “Skip” Perry and Timothy S. Morris to serve as directors until the Annual Meeting of Stockholders of Strategic Storage Trust, Inc. to be held in the year 2014 and until their successors are elected and qualified.

☐ H. Michael Schwartz	☐ Harold “Skip” Perry	☐ Timothy S. Morris

☐ For All Nominees	☐ Withhold All	☐ Exceptions*

*Exceptions
To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name in the space provided.

2.	For ratification of the appointment of CohnReznick LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013.

☐ For	☐ Against	☐ Abstain

SIGN, DATE AND RETURN:

Note: Signature(s) should agree with the name(s) printed herein. When signing as attorney, executor, administrator, trustee or guardian, please give your full name as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Date: / /2013

If the stock is jointly owned, both parties must sign.

Date: / /2013

YOUR VOTE IS IMPORTANT!

You can authorize the proxies to cast your vote and otherwise represent you at the Annual Meeting in one of three ways:

MAIL:  Return the completed proxy card in the accompanying self-addressed postage-paid return envelope. Completed proxy cards must be received by June 8, 2013.

INTERNET:  You may vote online at www.eproxy.com/ssti until June 9, 2013 at 11:59 p.m. (PDT).

TELEPHONE:  You may vote via telephone at 1-866-977-7699 until June 9, 2013 at 11:59 p.m. (PDT).